Exhibit 10.4

ASSIGNMENT OF NET PROFITS INTEREST

This Assignment of Net Profits Interest (this "Assignment") is dated and effective as of August 28, 2013 (the “Effective Date”), by Daybreak Oil and Gas, Inc., a Washington corporation ("Assignor"), to Maximilian Investors LLC, a Delaware limited liability company ("Assignee").

WHEREAS, Assignor is the owner of a working interest in certain Oil and Gas Leases and/or Oil and Gas Interests (collectively, the “Leases”) pursuant to that certain Partial Assignment of Interest in Oil and Gas Leases made by App Energy, LLC (“App Energy”) to Assignor as of the date hereof and attached hereto as Exhibit A (the “App Assignment Agreement”; such working interest of Assignor, the “Working Interest”);

WHEREAS, Assignor and App Energy have entered into an Operating Agreement dated as of the date hereof (the “Operating Agreement”) with respect to the exploration and development of the Leases for the production of oil and gas;

WHEREAS, Assignor desires to assign and to convey to Assignee a certain interest (a "Net Profits Interest") in the oil and gas produced from the Leases measured by and equivalent to fifty percent (50%) of the Net Profits, as hereinafter defined, realized by Assignor from such production, all on the terms and subject to the conditions set forth herein;

WHEREAS, Assignor and Assignee have entered into an Amended and Restated Loan and Security Agreement dated as of the date hereof between Assignor, as borrower, and Assignee, as lender (the “Loan Agreement”); and

WHEREAS, capitalized terms used but not defined herein have the meaning given to them in the Operating Agreement.

1.

GRANTING PROVISION

For and in consideration of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does, subject to the terms and provisions of this Assignment, hereby assign and convey to Assignee the Net Profits Interest in and to the oil and gas produced from the Leases measured by and equivalent to fifty percent (50%) of the Net Profits realized by Assignor on such production, subject, however, to the further provisions of this Assignment, and effective for all purposes as of the Effective Date.

2.

CALCULATION OF NET PROFITS INTEREST

2.1

For purposes of calculating the Net Profits Interest, with respect to each calendar month, commencing with the month that ends on September 30, 2013, Assignor shall furnish to Assignee a report, in form and substance reasonably satisfactory to Assignee, that sets forth the calculation of the Net Profits Interest for the preceding month (and the first report shall also calculate any Net Profits Interest for any days from the date hereof until September 1, 2013).  Such monthly report and any payments to be made on account of the Net Profits Interest with respect to a calendar month shall be delivered within thirty (30) days after Assignor receives its share of revenues and a detailed statement with respect to such revenues from the operator under the Operating Agreement.  Further, all payments, if any, made to Assignee on account of the Net Profits Interest shall be made entirely and exclusively out of the sums actually received by Assignor pursuant to the Operating Agreement after deducting all of Assignor’s costs and expenses as set forth herein.

2.2

For purposes of this Assignment, the term “Net Profits” shall mean, for a calendar month, (a) the proceeds (or the market value as determined by Assignor of any proceeds not received in the form of cash or cash equivalents) actually received during such calendar month by Assignor from the sale or other disposition of Assignor's working interest share of all hydrocarbons produced from or attributable to the Leases from and after the Effective Date and pursuant to the Operating Agreement, after first deducting therefrom those costs attributable to all royalties, overriding royalties, production payments, net profits interests (other than the Net Profits Interest contemplated hereby), and other burdens upon, measured by, or payable out of production from or attributable to Assignor's interest in the Leases that exist as of the Effective Date, less (b) all costs and expenses whatsoever that are actually incurred by Assignor with respect to such proceeds arising out of Assignor's working interest share of the Leases pursuant to the Operating Agreement, such costs and expenses to include (i) any sums borrowed from Assignee by Assignor and paid to App Energy pursuant to the Operating Agreement, together with Regular Interest (as defined in the Loan Agreement) and Commitment Fees (as defined in the Loan Agreement) associated therewith and (ii) for the avoidance of doubt, all costs of drilling, fracturing, and completing all wells located on the Leases, and all lease operating expenses and leasehold costs incurred and paid by Assignor in connection with the Leases pursuant to the Operating Agreement.

2.3

As between Assignor and Assignee, Assignor shall have exclusive charge and control of the marketing of all hydrocarbons allocable to the Net Profits Interest. Assignor shall market the production allocable to the Net Profits Interest with and on the same terms as Assignor's share of production pursuant to the Operating Agreement, and shall collect and receive the proceeds from the sale of all such production.

3.

GENERAL COVENANTS AND PROVISIONS

3.1

Assignee acknowledges and agrees that the Net Profits Interest granted hereby is subject to the terms and conditions of the Operating Agreement.  In the event of a conflict between the Operating Agreement and this Assignment, the Operating Agreement shall control.  BY ENTERING INTO THIS ASSIGNMENT, ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS READ AND UNDERSTANDS THE TERMS OF THE OPERATING AGREEMENT.

3.2

Assignor agrees to maintain at all times true and correct books and records sufficient to determine the amounts payable, if any, to Assignee hereunder and such books and records shall be open to Assignee for inspection and audit upon reasonable notice during normal business hours.

3.3

If any of the Leases covers an interest in the lands covered thereby that is less than the entire mineral estate therein (regardless of whether the relevant Lease purports to cover only the lessor's interest therein), then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to hydrocarbons produced from or attributable to such portion of the lands covered by such Lease, shall be payable to Assignee in the proportion that the mineral interest in such lands actually covered by the relevant Lease bears to the entire, undivided mineral estate in such lands.  Similarly, if Assignor owns less than the full leasehold estate in and to any of the Leases, then, as to such Lease, the Net Profits Interest, insofar only as it affects and applies to hydrocarbons produced from or attributable to such Lease, shall be payable to Assignee in the proportion that the aggregate leasehold interest in the relevant Lease actually owned by Assignor bears to the entire leasehold interest in and to such Lease.

3.4

All of the covenants of Assignor and Assignee herein contained shall be covenants running with the land, and this Assignment and the covenants herein contained shall inure to the benefit of and be binding upon the successors and assigns of Assignor and the successors and assigns of Assignee.

3.5

This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts shall constitute but one Assignment.

3.6

No waiver of any of the provisions of this Assignment shall be deemed or constitute a waiver of any other provision of this Assignment, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

3.7

THIS ASSIGNMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REGARD TO SUCH COMMONWEALTH’S CONFLICTS OF LAW PRINCIPLES OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

3.8

This Assignment constitutes the entire agreement among the parties pertaining to the subject matter hereof, except as specified herein, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

3.9

This Assignment may be amended or modified only by an agreement in writing executed by both parties.

3.10

Both parties agree that a Memorandum of this Assignment will be filed of record in Lawrence County, Kentucky.

[signature page follows]

EXECUTED as of the 28th day of August 2013.

ASSIGNOR:

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

ASSIGNEE:

MAXIMILIAN INVESTORS LLC, a Delaware Limited liability company

By:	/s/ ROBERT M. LEVY
Name: Robert Maximilan Levy
Title: Portfolio Manager

Signature Page to Assignment of Net Profits Interest